Exhibit 99.1

ANNOUNCEMENT: MCEWEN MINING Q2 2013

CONFERENCE CALL AUGUST 12, 2 PM EST

TORONTO, ONTARIO - (August 8, 2013) - McEwen Mining Inc. (“McEwen Mining”) (NYSE: MUX) (TSX: MUX) Chief Owner, Rob McEwen, along with senior management, will be hosting a conference call Monday August 12, 2013 at 2 PM EST to provide the Q2 Company update.

WEBCAST: http://www.gowebcasting.com/4784

TELEPHONE:

Participant dial-in number(s): 416-695-6616 / 800-446-4472

REPLAY:
Dial-in number(s): 905-694-9451 / 800-408-3053
Pass code: 2278899

About McEwen Mining (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for inclusion in the S&P 500 by creating a profitable, mid-tier gold/silver producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest); the El Gallo 1 mine and El Gallo 2 project in Sinaloa, Mexico; the Gold Bar project in Nevada, US and the Los Azules Copper project in San Juan, Argentina.

McEwen Mining has 297 million shares issued and outstanding. Rob McEwen, Chairman, President and Chief Owner, owns 25% of the shares of the Company.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Sheena Scotland	Mailing Address
Investor Relations	181 Bay Street Suite 4750
Tel: (647) 258-0395 ext 410	Toronto, ON M5J 2T3
Toll Free: (866) 441-0690	PO box 792
Fax: (647) 258-0408	E-mail: info@mcewenmining.com

Facebook: facebook.com/mcewenrob
Twitter: twitter.com/mcewenmining